                                                                    EXHIBIT 11.1



                   GOLDEN STATE BANCORP INC. AND SUBSIDIARIES
        STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS) (a)
                     (In thousands, except per share data)



                                                                        Three Months Ended December 31,
                                                                 1997                                    1996
                                                   -------------------------------      ------------------------------
                                                                         Per-share                           Per-Share
                                                    Earnings    Shares     Amount       Earnings    Shares     Amount
                                                   ---------- ---------- ---------     ---------- ---------- ---------

BASIC EARNINGS PER SHARE


Computation for Statement of Operations
Net earnings per statement of operations used in
   basic earnings per share computation:
     Net earnings                                    $ 28,911                            $ 23,222
     Dividends on preferred stock                      (2,527)                             (2,679)
     Premium on conversion of preferred stock               -                              (3,429)
                                                     --------                            --------
     Earnings applicable to common
         shareholders (b)                              26,384     50,828    $ 0.52         17,114     48,839      0.35
                                                                            ======                               =====

Effect of Dilutive Securities
     Options and warrants                                   -      8,700                        -      5,543
     Convertible preferred stock                        2,527     11,111                    2,679     12,211
                                                     --------    -------                 --------    -------

DILUTED EARNINGS PER SHARE
     Earnings applicable to common
         shareholders (b)                            $ 28,911     70,639    $ 0.41       $ 19,793     66,593    $ 0.30
                                                     ========     ======    ======       ========    =======    ======

Additional Diluted Earnings Per Share
 Computation (c)
     Net earnings as per diluted computation above   $ 28,911     70,639                 $ 19,793     66,593
     Interest on convertible subordinated
         debentures, net of tax effect                      -          -                      118         15
                                                     --------     ------                 --------    -------
                                                     $ 28,911     70,639    $ 0.41       $ 19,911     66,608    $ 0.30
                                                     ========     ======    ======       ========    =======    ======

                                                                    EXHIBIT 11.1


                   GOLDEN STATE BANCORP INC. AND SUBSIDIARIES
  STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS) (a) - Continued
                     (In thousands, except per share data)


                                                                                 Six Months Ended December 31,
                                                                             1997                             1996
                                                               -------------------------------    --------------------------------
                                                                                     Per-share                          Per-Share
                                                                Earnings    Shares    Amount       Earnings    Shares     Amount
                                                               ---------- ---------- ---------    ---------- ---------- ----------
BASIC EARNINGS (LOSS) PER SHARE

Computation for Statement of Operations
Net earnings per statement of operations used in
   basic earnings per share computation:
     Net earnings                                                $ 57,428                           $  3,237
     Dividends on preferred stock                                  (5,055)                            (5,786)
     Premium on conversion of preferred stock                           -                             (3,932)
                                                                 --------                            -------
     Earnings (loss) applicable to common
        shareholders (b)                                         $ 52,373     50,612    $ 1.03      $ (6,481)    47,976    $ (0.14)
                                                                                        ======

Effect of Dilutive Securities
     Options and warrants                                               -      8,265                       -          -
     Convertible preferred stock                                    5,055     11,111                       -          -
                                                                 --------    -------                --------     ------


DILUTED EARNINGS (LOSS) PER SHARE
     Earnings (loss) applicable to common
        shareholders (b)                                         $ 57,428     69,988      $0.82     $ (6,481)    47,976     ($0.14)
                                                                 ========    =======   ========     ========    =======     ======

Additional Diluted Earnings (Loss) Per Share
 Computation (c)
     Net earnings (loss) as per diluted
        computation above                                        $ 57,428     69,988                $ (6,481)    47,976
     Options and warrants                                               -          -                       -      4,821
     Dividends on preferred stock                                       -          -                   5,786     13,042
     Interest on convertible subordinated
        debentures, net of tax effect                                  99         15                     236         15
                                                                 --------    -------                --------    -------
                                                                 $ 57,527     70,003      $0.82     $   (459)    65,854     ($0.01)
                                                                 ========    =======   ========     ========    =======     ======


 (a) Golden State Bancorp adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS128") effective December 31, 1997 and accordingly restated prior period EPS data.
 (b) These figures agree with the related amounts in the statement of operations.
 (c) This calculation, which includes securities that could potentially dilute basic earnings per share in the future and is anti-dilutive for the periods presented, is submitted in accordance with Regulation S-K item 601(b)(11) and paragraph 40(c) of SFAS No. 128.